[ILLUSTRATION OF MAN SITTING IN CHAIR]










                              PAPP STOCK FUND, INC.
                                 A No-Load Fund

                               SEMI-ANNUAL REPORT
                                  June 30, 2003







                                                Managed by:
                                                L. Roy Papp & Associates, LLP
                                                6225 North 24th Street
                                                Suite 150
                                                Phoenix, AZ  85016
                                                (602)956-1115 Local
                                                (800)421-4004
                                                E-mail: invest@roypapp.com
                                                        --------------
                                                Web: http://www.roypapp.com
                                                     ----------------------

                              PAPP STOCK FUND, INC.

Dear Fellow Shareholder

We are really pleased to be able to report some progress in the securities markets. Fortunately, the war with Iraq has been short, and the damage and loss of life has been far less severe than many had feared. Much work still needs to be done in Iraq and there will undoubtedly be additional losses. Since the rapid conclusion of the war, the U.S. securities markets have seen a good recovery.

During the first half of the year, the U.S. economy has continued to grow, but only at a relatively slow pace. Businesses continued to postpone practically any expenditure they could. Layoffs have continued, but the rate of layoffs seems to be declining a little bit. We continue to believe the events leading up to the war with Iraq, and the war itself, put the U.S. economy in a paralysis mode. Fortunately, we are seeing gradual signs of improvement.

We are pleased that the Federal Reserve has cut interest rates and kept money supply levels high. From a financial perspective, the tax cuts should also help the economy. As confidence and demand picks up, businesses should gradually resume spending and hiring. Most companies continue to report earnings in line with, or slightly better than, expectations. While few companies are seeing strong growth, most indicate that their businesses have at least stabilized and some are expressing cautious optimism. We expect to see continued improvement in this trend.

We believe most of the companies that we own in the Fund are operating in line with, or a little bit ahead of, analysts expectations. A few have experienced some temporary disappointments. Fortunately, we believe these are short-term in nature and that their core businesses and long-term strategies remain solid.

For the six months ended June 30, 2003, our Fund produced a total return of 9.3%, as compared to the Standard and Poor's 500 Index, which was up 11.8%. As of July 22, 2003, the Fund was up 13.7% year-to-date, and the Standard and Poor's 500 is up 13.4%.

     Best regards,

     /s/ L. Roy Papp

     L. Roy Papp, Chairman

-------------------------------------------------
I am sad to report that our beloved friend, long
time partner, and officer of our Fund, Bob
Mueller, passed away on July 22, 2003. We
mourn his loss.
-------------------------------------------------

The Fund's average annual total return for the one, five, and ten year periods ended June 30, 2003 and since inception is -2.10%, -2.74%, 8.25% and 9.62%, as compared to 0.25%, -1.61, 10.04% and 10.39% for the Standard & Poor's 500 Stock Index over the same period. Performance shown does not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Past performance is not predictive of future performance. The investment return and principal value of an investment in the Fund will fluctuate so that Fund shares, when redeemed, may be worth more or less than their original cost. This Fund's performance is measured against that of the Standard & Poor's 500 Stock Index, an unmanaged, market-weighted index that includes stocks of 500 of the largest U.S. companies. Because the Fund invests primarily in common stocks, your investment is subject to certain risks. In the short-term, stock prices may fluctuate widely in response to company, market or economic news. The Fund does not pursue income, and is not, alone or together with the other Papp Funds, a balanced investment plan. You can lose money by investing in the Fund.


                              PAPP STOCK FUND, INC.
                        SCHEDULE OF PORTFOLIO INVESTMENTS
                                  JUNE 30, 2003
                                   (Unaudited)

                                                                                    Number                Fair
                             Common Stocks                                         of Shares              Value
---------------------------------------------------------------------------      --------------      -------------
FINANCIAL SERVICES (19.2%)
 General Electric Company
  (Diversified financial and industrial company)                                   104,000           $ 2,982,720
 Northern Trust Corporation
  (Bank specializing in trust services)                                             46,500             1,943,235
 State Street Corporation
  (Provider of U.S. and global securities custodial services)                      136,000             5,358,400
                                                                                                     -------------
                                                                                                      10,284,355
                                                                                                     -------------
SPECIALTY RETAILING (10.8%)
 Walgreen Company
  (Retail drug store chain)                                                         66,500             2,001,650
 Wal-Mart Stores, Inc.
  (Discount retailer)                                                               71,000             3,810,570
                                                                                                     -------------
                                                                                                       5,812,220
                                                                                                     -------------
MEDICAL PRODUCTS (10.6%)
 Medtronic, Inc.
  (Manufacturer of implantable biomedical devices)                                 118,000             5,660,460
                                                                                                     -------------

SOFTWARE (10.1%)
 Microsoft Corporation
  (Personal computer software)                                                     210,000             5,378,100
                                                                                                     -------------
SEMICONDUCTORS & EQUIPMENT (9.8%)
 Applied Materials, Inc.*
  (Developer, manufacturer, and marketer
  of semiconductor manufacturing systems)                                           56,600               897,676
 Intel Corporation
  (Manufacturer of microprocessors, microcontrollers,
  and memory chips)                                                                150,000             3,117,600
 Linear Technology Corporation
  (Designer of high performance analog semiconductors)                              37,700             1,214,317
                                                                                                     -------------
                                                                                                       5,229,593
                                                                                                     -------------
PHARMACEUTICAL (9.7%)
 Merck & Company, Inc.
  (Prescription pharmaceuticals)                                                    81,500             4,934,825
 Wyeth
  (Prescription pharmaceuticals)                                                     5,500               250,525
                                                                                                     -------------
                                                                                                       5,185,350
                                                                                                     -------------
INVESTMENT MANAGEMENT (9.0%)
 T. Rowe Price Associates, Inc.
  (No-load mutual fund company)                                                    128,000             4,832,000
                                                                                                     -------------
The description provided in parentheses of the investment is unaudited.
    *Non-income producing security
        The accompanying notes are an integral part of this financial statement.

                                       3





                         PAPP STOCK FUND, INC.
                   SCHEDULE OF PORTFOLIO INVESTMENTS
                             JUNE 30, 2003
                              (Unaudited)

                                                                                    Number                Fair
                       Common Stocks (continued)                                   of Shares             Value
---------------------------------------------------------------------------      --------------      -------------
CONSUMER PRODUCTS (6.1%)
 Clorox Company
  (Manufacturer of bleach and other consumer products)                              77,000            $ 3,284,050
                                                                                                     -------------

FINANCIAL PROCESSING (5.1%)
 Automatic Data Processing, Inc.
  (Provider of computing and data processing services)                               9,500                321,670
 First Data Corporation
  (Provider of credit card processing and money transfer services)                  58,000              2,403,520
                                                                                                     -------------
                                                                                                        2,725,190
                                                                                                     -------------

INDUSTRIAL SERVICES (2.9%)
 Omnicom Group, Inc.
  (Worldwide advertising agencies)                                                  22,000              1,577,400
                                                                                                     -------------

COMPUTER EQUIPMENT (1.9%)
 EMC Corporation*
  (Manufacturer of enterprise computer storage systems)                             10,000                104,700
 Hewlett-Packard Company
  (Manufacturer of printers, computers, and supplies)                               44,000                937,200
                                                                                                     -------------
                                                                                                        1,041,900


ELECTRONIC EQUIPMENT (1.6%)
 Molex, Inc.
  (Supplier of interconnection products)                                            37,000                857,623
                                                                                                     -------------

BIOTECHNOLOGY (0.8%)
 Techne Corporation*
  (Producer of biotechnology products)                                              15,000                455,100
                                                                                                     -------------

FOOD PROCESSING (0.7%)
 Sysco Corporation
  (Distributor of food and related poroducts
   to the foodservice industry)                                                     12,500                375,500
                                                                                                     -------------

TRANSPORTATION & SHIPPING (0.7%)
 United Parcel Service
  (Provider of package delivery and logistics services)                              5,500                350,350
                                                                                                     -------------

TOTAL COMMON STOCKS - 99.0%  (COST $22,865,124)                                                        53,049,191
CASH AND OTHER ASSETS, LESS LIABILITIES - 1.0%                                                            514,041
                                                                                                     -------------
NET ASSETS - 100%                                                                                     $53,563,232
                                                                                                     =============

The description provided in parentheses of the investment is unaudited.
     * Non-income producingh security
        The accompanying notes are an integral part of this financial statement.



                                        PAPP STOCK FUND, INC.
                                 STATEMENT OF ASSETS AND LIABILITIES
                                          JUNE 30, 2003
                                            (Unaudited)


                           ASSETS
Investment in securities, at fair value (cost $22,865,124) (Note 1)                      $ 53,049,191
Cash                                                                                          446,424
Dividends and interest receivable                                                             115,946
                                                                                         -------------
            Total assets                                                                   53,611,561
                                                                                         -------------

                        LIABILITIES

Accrued expenses                                                                               48,329
                                                                                         -------------
                 Net Assets                                                              $ 53,563,232
                                                                                         =============

                   ANALYSIS OF NET ASSETS


Paid-in capital                                                                          $ 22,468,493
Accumulated undistributed net realized gain on investments sold                               910,672
Net unrealized appreciation on investments                                                 30,184,067
                                                                                         -------------
            Net assets applicable to Fund shares outstanding                             $ 53,563,232
                                                                                         =============


Fund shares outstanding                                                                     2,054,167
                                                                                         =============


Net Asset Value Per Share                                                                $      26.08
   (Based on 2,054,167 shares outstanding at June 30, 2003)                              =============


         The accompanying notes are an integral part of this financial statement.

                                       5




                                      PAPP STOCK FUND, INC.
                                      STATEMENT OF OPERATIONS
                              FOR THE SIX MONTHS ENDED JUNE 30, 2003
                                            (Unaudited)

INVESTMENT INCOME:
   Dividends                                                                                $ 315,492
   Interest                                                                                     2,022
                                                                                         -------------
          Total investment income                                                             317,514
                                                                                         -------------
EXPENSES:
   Management fee (Note 3)                                                                    255,243
   Legal fees                                                                                  18,497
   Filing fees                                                                                 16,561
   Auditing fees                                                                                7,952
   Printing and postage fees                                                                    4,149
   Custodial fees                                                                               3,472
   Directors' attendance fees                                                                   3,200
   Transfer agent fees (Note 3)                                                                 1,985
   Other fees                                                                                   7,994
                                                                                         -------------

          Total expenses                                                                      319,053
                                                                                         -------------

     Net investment loss                                                                       (1,539)
                                                                                         -------------
REALIZED AND UNREALIZED GAIN ON INVESTMENTS:
   Proceeds from sales of securities                                                        5,093,710
   Cost of securities sold                                                                  4,067,240
                                                                                         -------------
          Net realized gain on investments sold                                             1,026,470

   Net change in unrealized appreciation on investments                                     3,520,097
                                                                                         -------------

   Net realized and unrealized gain on investments                                          4,546,567
                                                                                         -------------

INCREASE IN NET ASSETS RESULTING FROM OPERATIONS                                          $ 4,545,028
                                                                                         =============

    The accompanying notes are an integral part of this financial statement.



                                        PAPP STOCK FUND, INC.
                                STATEMENTS OF CHANGES IN NET ASSETS
                            FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND
                                   THE YEAR ENDED DECEMBER 31, 2002
                                              (Unaudited)

                                                                                    2003                     2002
                                                                                ------------            -------------
FROM OPERATIONS:
   Net investment loss                                                          $    (1,539)            $    (25,749)
   Net realized gain/(loss) on investments sold                                   1,026,470                 (115,799)
   Net change in unrealized appreciation on investments                           3,520,097              (17,345,367)
                                                                                ------------            -------------
         Increase/(decrease) in net assets resulting from operations              4,545,028              (17,486,915)
                                                                                ------------            -------------
FROM DISTRIBUTIONS TO SHAREHOLDERS:
   Net realized gain on investment securities sold                                        -                        -
                                                                                ------------            -------------
         Decrease in net assets resulting from
           distributions to shareholders                                                  -                        -
                                                                                ------------            -------------
FROM SHAREHOLDER TRANSACTIONS:
   Proceeds from sale of shares                                                   1,043,398                2,532,841
   Net asset value of shares issued to shareholders in
        reinvestment of net realized gain on investment securities sold                   -                        -
   Payments for redemption of shares                                             (4,553,420)              (7,732,984)
                                                                                ------------            -------------
        Decrease in net assets resulting
           from shareholder transactions                                         (3,510,022)              (5,200,143)
                                                                                ------------            -------------

Total increase/(decrease) in net assets                                           1,035,006              (22,687,058)

Net assets at beginning of the period                                            52,528,226               75,215,284
                                                                                ------------            -------------

Net assets at end of the period                                                 $53,563,232              $52,528,226
                                                                                ============            =============

      The accompanying notes are an integral part of these financial statements.

                              PAPP STOCK FUND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2003
                                   (UNAUDITED)

(1)       SIGNIFICANT ACCOUNTING POLICIES:

Papp Stock Fund, Inc., (the Fund) was incorporated on September 15, 1989, and is registered under the Investment Company Act of 1940 as an open-end diversified management investment company. Operations of the Fund commenced on November 29, 1989. The Fund invests for the long-term in high quality common stocks. For the most part, the companies in which the Fund invests occupy a dominant position in their industry and are purchased at prices which, in the opinion of the Fund's management, do not reflect their superior long-term growth of earnings and dividends.

The policies described below are followed by the Fund in the preparation of its financial statements in conformity with accounting principles generally accepted in the United States.

         INVESTMENT IN SECURITIES

For purposes of computing the net asset value of a share of the Fund, securities traded on securities exchanges, or in the over-the-counter market in which transaction prices are reported, are valued at the last sales prices at the time of valuation or, lacking any reported sales on that day, at the most recent bid quotations. Securities for which quotations are not available and any other assets are valued at a fair value as determined in good faith by the Board of Directors.

Investment transactions are accounted for on the trade date (the date the order to buy or sell is executed). Dividend income is recorded on the ex-dividend date and interest is recorded on the accrual basis. Realized gains and losses from investment transactions and unrealized appreciation or depreciation are calculated on the identified cost basis.

         NET ASSET VALUE, ORDERS, AND REDEMPTIONS

The price per share for a purchase order or redemption request is the net asset value next determined after receipt of the order. The Fund's net asset value per share (NAV) is the value of a single share. It is computed by dividing the market value of a fund's assets, less its liabilities, by the number of shares outstanding, and rounding the result to the nearest full cent. The NAV is determined as of the close of trading on the New York Stock Exchange, currently 4:00 p.m. Eastern Standard time, on any day on which that Exchange is open for trading.

         USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

         FEDERAL INCOME TAXES

The Fund's policy is to comply with the requirements of the Internal Revenue Code which are applicable to regulated investment companies. The Code requires that substantially all of the Fund's taxable income, as well as any net realized gain on sales of investments, are to be distributed to the shareholders. The Fund has complied with this policy and, accordingly, no provision for Federal income taxes is required.

At December 31, 2002, the capital loss carry forward for U.S. Federal income tax purposes is $115,799. This amount was incurred during 2002 and, as such, will expire December 31, 2010. The Fund may offset future capital gains with this capital loss carry forward.

During the year ended December 31, 2002, the Fund's accumulated net investment losses that are not available deductions for tax purposes of $1,269,994 were reclassified to paid in capital.

(2)      DIVIDENDS AND DISTRIBUTIONS:

Dividends and capital gain distributions are reinvested in additional shares of the Fund unless the shareholder has requested in writing to be paid by check. Dividends and distributions payable to its shareholders are recorded by the Fund on the ex-dividend date.

During the year ended December 31, 2002, the Fund designated as a capital gain distribution a portion of earnings and profits.

There were no significant differences between the book basis and tax basis of distributions for the year ended December 31, 2002.

(3)      TRANSACTIONS WITH AFFILIATES:

The Fund has an investment advisory and management services agreement with L. Roy Papp & Associates, LLP (the Manager). The Manager receives from the Fund, as compensation for its services, a fee accrued daily and payable monthly at an annual rate of 1% of the Fund's net assets. The Manager will reimburse the Fund to the extent the Fund's regular operating expenses during any of its fiscal years exceed 1.25% of its average daily net asset value in such year. The Fund incurred fees of $1,985 and $8,301 in 2003 and 2002, respectively, from the Manager for providing shareholder and transfer agent services.

The Fund's independent directors receive $800 for each meeting of the Board of Directors attended on behalf of the Fund. Certain officers and/or directors of the Fund are also partners of the Manager and shareholders in the Fund. The Fund made no payments to its officers or directors, except to independent directors as stated above.

(4)      PURCHASES AND SALES OF SECURITIES:

For the six months ended June 30, 2003, purchase and sale transactions excluding short-term investments, were $1,516,670 and $5,093,710, respectively.

(5)      CAPITAL SHARE TRANSACTIONS:

At June 30, 2003, there were 25,000,000 shares of $.01 par value capital stock authorized. Transactions in capital shares of the Fund were as follows:

                                            Proceeds              Shares
                                      --------------------   -----------------
   Six Months ended June 30, 2003
   Shares issued                             $ 1,043,397              42,923
   Distributions reinvested                            -                   -
   Shares redeemed                            (4,553,419)           (189,783)
                                      --------------------   -----------------
     Net decrease                            $(3,510,022)           (146,860)
                                      ====================   =================

   Year ended December 31, 2002
   Shares issued                             $  2,532,841             89,993
   Shares redeemed                             (7,732,984)          (284,566)
                                      --------------------   -----------------
     Net decrease                            $ (5,200,143)          (194,573)
                                      ====================   =================


(6)      UNREALIZED APPRECIATION:

The U.S. Federal income tax basis of the Fund's investments at June 30, 2003, was $22,865,124, and net unrealized appreciation for U.S. Federal income tax purposes was $30,184,067, with gross unrealized gains on investments in which fair value exceeded cost totaled $30,233,182 and gross unrealized losses on investments in which cost exceeded fair value totaled $49,115.

 (7)     SELECTED FINANCIAL HIGHLIGHTS:

The following selected per share data has been calculated using revenues and expenses for the years indicated, divided by the average number of shares outstanding during the years. The ratios are calculated using the revenues and expenses for the years, divided by the average of the daily net assets of the Fund.

                                           Six Months
                                              Ended                 Year Ended December 31,
                                         June 30, 2003        2002           2001          2000            1999            1998
                                        ---------------  ------------  -------------  --------------  -------------  -------------
Net asset value, beginning of year      $      23.87     $    31.40     $    37.09    $    42.20     $     37.36    $     29.78
Income from operations:
   Net investment loss                             -          (0.06)         (0.11)        (0.13)          (0.15)         (0.09)
   Net realized and unrealized
     (loss)/gain on investments                 2.21          (7.47)         (4.58)        (2.22)           5.75           8.13
                                        -------------    -----------    -----------   -----------    ------------   ------------

         Total from operations                  2.21          (7.53)         (4.69)        (2.35)           5.60           8.04

Less distributions from:
   Net realized gains                              -              -          (1.00)        (2.76)          (0.76)         (0.46)
                                        -------------    -----------   ------------   -----------    ------------    -----------

         Total distributions                       -              -          (1.00)        (2.76)          (0.76)         (0.46)
                                        -------------    -----------    -----------   -----------    ------------   ------------
Net asset value, end of period          $      26.08     $     23.87    $     31.40   $     37.09    $      42.20   $      37.36
                                        =============    ===========    ===========   ===========    ============   ============
         Total return                           9.26%        -23.98%        -12.69%        -6.02%          14.99%         26.99%
                                        =============    ===========    ===========  ============    ============   ============
Ratios/Supplemental Data:
   Net assets, end of period            $ 53,563,232     $52,528,226    $75,215,284   $98,472,509    $105,101,464   $ 98,608,333
   Expenses to average net assets              1.25%*          1.14%          1.11%         1.09%           1.09%          1.10%
   Investment income to
      average net assets                       1.23%*          1.10%          0.91%         0.71%           0.71%          0.82%
   Portfolio turnover rate                     2.98%*          3.55%          4.92%        13.33%           6.60%          9.74%

*Annualized

                                       11

                                    PAPP STOCK FUND, INC.

                                        DIRECTORS

                 James K. Ballinger                    Harry A. Papp
                 Amy S. Clague                         L. Roy Papp
                 Julie A. Hein                         Rosellen C. Papp
                 Robert L. Mueller

                                         OFFICERS

                 Chairman - L. Roy Papp                President - Harry A. Papp

                                      VICE PRESIDENTS

                 Russell A. Biehl                      Julie A. Hein
                 Victoria S. Cavallero                 Robert L. Mueller
                 Jane E. Couperus                      Rosellen C. Papp
                 Jeffrey N. Edwards                    John L. Stull
                 T. Kent Hardaway

                          SECRETARY - Robert L. Mueller
                          TREASURER - Rosellen C. Papp
                       ASSISTANT TREASURER - Julie A. Hein

                               INVESTMENT ADVISER
                          L. Roy Papp & Associates, LLP
                        6225 North 24th Street, Suite 150
                             Phoenix, Arizona 85016
                            Telephone: (602) 956-1115
                           E-mail: invest@roypapp.com
                           Web: http://www.roypapp.com

                                    CUSTODIAN
                                  Compass Bank
                          7335 E. Doubletree Ranch Road
                            Scottsdale, Arizona 85258

                     SHAREHOLDER SERVICES AND TRANSFER AGENT
                          L. Roy Papp & Associates, LLP
                        6225 North 24th Street, Suite 150
                             Phoenix, Arizona 85016
                    Telephone: (602) 956-1115, (800) 421-4004

                         INDEPENDENT PUBLIC ACCOUNTANTS
                             Deloitte & Touche, LLP
                       2901 N. Central Avenue, Suite 1200
                                Phoenix, AZ 85012

                                  LEGAL COUNSEL
                             Bell, Boyd & Lloyd LLC
                             70 West Madison Street
                             Chicago, Illinois 60602

This report is submitted for the general information of the shareholders of the Fund. The report is not authorized for distribution to prospective investors in the Fund unless it is accompanied or preceded by a currently effective prospectus of the Fund. No sales charge to the shareholder or to the new investor is made in offering the shares of the Fund.

[GRAPHIC OF MAN SITTING IN CHAIR]

                     PAPP SMALL & MID-CAP GROWTH FUND, INC.
                                 A NO-LOAD FUND




                               SEMI-ANNUAL REPORT
                                  JUNE 30, 2003

                                                   Managed by:
                                                   L. Roy Papp & Associates, LLP
                                                   6225 North 24th Street
                                                   Suite 150
                                                   Phoenix, AZ  85016
                                                   (602)956-1115 Local
                                                   (800)421-4004
                                                   E-mail: invest@roypapp.com
                                                           ------------------
                                                   Web: http://www.roypapp.com
                                                        ----------------------

                    PAPP SMALL AND MID-CAP GROWTH FUND, INC.



Dear Fellow Shareholder:

We are pleased to see the U.S. economy starting to recover and the securities markets improving. During the six months ended June 30, 2003, the Fund had a total return of 12.9%, compared to a total return of 17.9% for the Russell 2000 for this period. We believe that our performance trailed that of the Russell 2000 Index because of our bias towards mid-cap companies and our strict quality criteria. We believe that much of the performance of the Russell 2000 so far this year was driven by a rally in lower-quality, unprofitable companies. Over the longer term, since the Fund was established in 1998, its performance is substantially better than that of the Russell 2000. Since the Fund's inception, it has delivered a total return of 49.6%, while the total return of the Russell 2000 since the Fund's inception was only 22.5%. As of July 22, 2003, the Fund has delivered a year-to-date total return of 17.6% vs. a return of 22.1% for the Russell 2000.

Beginning with this report, we will start to show our Fund's performance relative to the performance of the Standard & Poor's MidCap 400 Index, as several of the Fund's holdings fall within the market cap range of the S&P MidCap 400, but do not fall within the market cap range of the Russell 2000. Consequently, we think a performance comparison relative to that of the S&P MidCap 400 is an additional, appropriate metric that should be useful to the Fund's investors. Since the Fund's inception, the S&P MidCap 400 has delivered a total return of 36.5%. For the six months ended June 30, 2003, the S&P MidCap 400 delivered a total return of 12.4%. As of July 22, 2003, the S&P MidCap 400 has delivered a year-to-date total return of 14.5%.

We continue to believe that small and mid-cap companies are an attractive area for investors to allocate a portion of their assets. Overall, these companies can grow a little faster than market giants, and the market continues to overlook some companies that we think are wonderful opportunities due to their smaller size. We own what we believe to be established, healthy businesses that just happen to be small or medium-sized companies. We avoid start-ups, initial public offerings, and companies in unproven industries

We are optimistic that the economy will continue to recover gradually. We think the combination of low interest rates, low inflation, and the recent tax cuts all bode well for the economy in general, and for the securities markets. Thank you for your confidence in the Fund.

         Best regards,

         /s/ L. Roy Papp, Chairman

         L. Roy Papp, Chairman

--------------------------------------------------------------------------------
I am sad to report that our beloved friend, long time partner, and officer of our Fund, Bob Mueller, passed away on July 22, 2003. We mourn his loss.
--------------------------------------------------------------------------------

The Fund's average annual total return for the one year period ended June 30, 2003 and since inception is -2.27%, and 9.28%, as compared to -0.71% and 7.10% for the Standard & Poor's 400 Mid Cap Index over the same period. Performance shown reflects the effects of an expense reimbursement which improved results but performance does not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Past performance is not predictive of future performance. The investment return and principal value of an investment in the Fund will fluctuate so that Fund shares, when redeemed, may be worth more or less than their original cost. This Fund's performance is measured against that of the Standard & Poor's Mid Cap 400 Index, an unmanaged, value-weighted index of medium-sized companies that generally have market values between $900 million and $3 billion. The stocks of small and medium-sized companies are often more volatile than the stocks of larger companies. Further, a company with only one or several product lines is vulnerable to the entrance of a substantial competitor. Small and medium-sized companies, as compared to larger companies, may have a shorter history of operations, may not have as great an ability to raise additional capital, and may have a smaller public market for their shares.

                     PAPP SMALL & MID-CAP GROWTH FUND, INC.
                       SCHEDULE OF PORTFOLIO INVESTMENTS
                                 JUNE 30, 2003
                                  (UNAUDITED)
                                                                              Number         Fair
Common Stocks                                                              of Shares        Value
-------------------------------------------------------------------------------------------------
INDUSTRIAL SERVICES (14.0%)
  Catalina Marketing Corporation*
    (Provider of targeted marketing products and services
    to packaged goods companies and retailers)                                17,000   $  300,050
  Cintas Corporation
    (Uniform and textile rental company)                                      13,000      460,720
  Expeditors International of Washington, Inc.
    (International air freight forwarding)                                    18,500      640,840
  Forrester Research *
    (Provider of strategic technology research)                               14,700      240,492
  Harte-Hanks, Inc.
    (Diversified marketing services provider)                                 32,050      608,950
  WPP Group PLC
    (Worldwide advertising agencies)                                          14,500      581,015
                                                                                      -----------
                                                                                        2,832,067
                                                                                      -----------

FINANCIAL SERVICES (11.6%)
  Bisys Group *
    (Provider of administration and information services
    to the financial services industry)                                       14,000      257,180
  DST Systems, Inc.*
    (Provides data processing, billing, and outsourcing services to customers in the financial services, utility, and
    telecommunications industries)                                             9,800      372,400
  Fiserv, Inc.*
    (Provides data processing, information management, and
     outsourcing services to the financial services industry)                 18,500      658,785
  Investors Financial Services Corporation
     (Provides asset administration services to the financial
     services industry)                                                       27,000      783,270
  SEI Corporation
    (Provider of trust management and accounting services,
    mutual fund and distribution services, and investment
    management services)                                                       8,500      272,000
                                                                                      -----------
                                                                                        2,343,635
                                                                                      -----------

SEMICONDUCTORS & EQUIPMENT (9.5%)
  KLA-Tencor Corporation *
    (Designs and produces wafer inspection and process control
    equipment for the semiconductor industry)                                 13,000      604,370

The description provided in parentheses of the investment is unaudited
*Non-income producing security

    The accompanying notes are an integral part of this financial statement.

                                       3

                     PAPP SMALL & MID-CAP GROWTH FUND, INC.
                       SCHEDULE OF PORTFOLIO INVESTMENTS
                                 JUNE 30, 2003
                                  (UNAUDITED)
                                                                              Number         Fair
Common Stocks (continued)                                                  of Shares        Value
-------------------------------------------------------------------------------------------------
SEMICONDUCTORS & EQUIPMENT (9.5%) CONTINUED
  Linear Technology
    (Designer of high performance analog semiconductors)                      14,000   $  450,940
  Microchip Technology Inc.
    (Develops and manufactures specialized semiconductor
     products used for embedded control applications)                         11,000      269,500
  Novellus Systems, Inc.*
    (Designs and manufactures semiconductor fabrication equipment)             8,000      292,968
  Semtech Corporation*
    (Designs analog and mixed signal semiconductors)                          21,000      299,040
                                                                                      -----------
                                                                                        1,916,818
                                                                                      -----------

CONSUMER PRODUCTS (8.4%)
  Alberto-Culver Company
    (Leading distributor of beauty supplies and manufacturer
    of various consumer products)                                             12,000      613,200
  American Italian Pasta Corporation *
    (Leading producer of private label pasta)                                 12,500      520,625
  Clorox Company
    (Manufacturer of bleach and other consumer products)                      13,100      558,715
                                                                                      -----------
                                                                                        1,692,540
                                                                                      -----------

INSTRUMENTS & TESTING (7.4%)
   Mettler-Toledo International, Inc.*
    (Leading designer, manufacturer, and marketer of weight
     and measurement instruments)                                             13,000      476,450
  Molecular Devices Corporation*
    (Designs, manufactures, and markets equipment used in the
     drug discovery process)                                                  16,000      254,560
  National Instruments Corporation *
    (Supplier of computer based instrumentation products)                     12,500      472,250
  Waters Corporation*
    (Manufacturer of high performance instruments
    used for life sciences research)                                          10,000      291,300
                                                                                      -----------
                                                                                        1,494,560
                                                                                      -----------

HEALTH CARE SERVICES (7.2%)
  Express Scripts, Inc.*
    (Independent pharmacy benefit manager)                                     8,500      579,785

The description provided in parentheses of the investment is unaudited.
*Non-income producing security

    The accompanying notes are an integral part of this financial statement.

                                       4


                     PAPP SMALL & MID-CAP GROWTH FUND, INC.
                       SCHEDULE OF PORTFOLIO INVESTMENTS
                                 JUNE 30, 2003
                                  (UNAUDITED)
                                                                              Number         Fair
Common Stocks (continued)                                                  of Shares        Value
-------------------------------------------------------------------------------------------------
HEALTH CARE SERVICES (7.2%) CONTINUED
  IMS Health, Inc.
    (Provider of information solutions and market
    research to pharmaceutical industry)                                      15,500   $  278,845
  Patterson Dental Company *
    (Distributor of dental and veterinary supplies in
    the U.S. and Canada)                                                      13,000      589,940
                                                                                       ----------
                                                                                        1,448,570
                                                                                       ----------
INVESTMENT MANAGEMENT (6.5%)
  Federated Investors
    (Major U.S. investment management company)                                22,500      616,950
  T. Rowe Price Associates, Inc.
    (No-load mutual fund company)                                             18,700      705,925
                                                                                       ----------
                                                                                        1,322,875
                                                                                       ----------
MEDICAL PRODUCTS (5.7%)
  Dentsply International, Inc.
    (Manufacturer of dental consumables and dental equipment)                 15,500      633,950
  Stryker Corporation

    (Developer and manufacturer of orthopedic and surgical devices)            7,400      513,338
                                                                                       ----------
                                                                                        1,147,288
                                                                                       ----------
 EDUCATIONAL PROVIDERS (4.7%)
  Apollo Group, Inc.*
    (Provider of higher education programs for working adults)                 6,200      382,912
  DeVry, Inc.*
    (Owns and operates post-secondary,
    technical education institutions)                                         24,000      558,960
                                                                                       ----------
                                                                                          941,872
                                                                                       ----------
BIOTECHNOLOGY (3.6% )
  Techne Corporation*
    (Producer of biotechnology products)                                      24,000      728,160
                                                                                       ----------
SOFTWARE (3.3%)
  SunGard Data Systems, Inc. *
    (Develops software for investment support systems)                        25,500      660,705
                                                                                       ----------
The description provided in parentheses of the investment is unaudited.
*Non-income producing security

    The accompanying notes are an integral part of this financial statement.


                                       5

                     PAPP SMALL & MID-CAP GROWTH FUND, INC.
                       SCHEDULE OF PORTFOLIO INVESTMENTS
                                 JUNE 30, 2003
                                  (UNAUDITED)
                                                                              Number         Fair
Common Stocks (continued)                                                  of Shares        Value
-------------------------------------------------------------------------------------------------
SPECIALTY RETAILING (3.2%)
  Family Dollar Stores, Inc.
    (Self-service discount store chain)                                       17,200  $   656,180
                                                                                      -----------


RESTAURANTS (3.0%)
  Brinker International, Inc.*
    (Owns, operates, and franchises casual dining restaurants)                16,850      606,937
                                                                                      -----------

ELECTRONIC EQUIPMENT (2.9%)
  Molex, Inc.
    (Supplier of interconnection products)                                    25,100      581,793
                                                                                      -----------

BROADCASTING AND PUBLISHING (2.7%)
  Entercom Communications Corporation
    (Radio broadcaster)                                                        5,700      279,357
  Saga Communications, Inc.*
    (Radio broadcaster)                                                       13,250      257,712
                                                                                      -----------
                                                                                          537,069
                                                                                      -----------
CHEMICALS (2.2%)
  Sigma-Aldrich Corporation

    (Develops, manufactures, and distributes specialty chemicals)              8,000      433,440
                                                                                      -----------

TELECOMMUNICATIONS (1.2%)
  Plantronics, Inc. *
    (Manufactures lightweight telephone headsets)                             11,000      238,370
                                                                                      -----------


TOTAL INVESTMENTS - 97.0% (cost $17,431,230)                                           19,582,879
CASH AND OTHER ASSETS, LESS LIABILITIES - 3.0%                                            605,482
                                                                                      -----------
NET ASSETS - 100.0%                                                                   $20,188,361
                                                                                      ===========

The description provided in parentheses of the investment is unaudited.
*Non-income producing security

    The accompanying notes are an integral part of this financial statement.




                               PAPP SMALL & MID-CAP GROWTH FUND, INC.
                                STATEMENT OF ASSETS AND LIABILITIES
                                           JUNE 30, 2003
                                            (UNAUDITED)

                                               ASSETS
Investments, at fair value (cost $17,431,230) (Note 1)                            $  19,582,879
Cash                                                                                    680,819
Dividends and interest receivable                                                         8,200
                                                                                ----------------
               Total assets                                                          20,271,898
                                                                                ================


                                            LIABILITIES

Accrued expenses                                                                         35,417
Payable for investment securities purchased                                              48,120
                                                                                ----------------
               Total Liabilities                                                         83,537
                                                                                ----------------
                    Net assets                                                    $  20,188,361
                                                                                ================


                                       ANALYSIS OF NET ASSETS

Paid-in capital                                                                   $  18,560,600
Accumulated undistributed net realized loss on investments sold                       (523,888)
Net unrealized depreciation on investments                                            2,151,649
                                                                                ----------------
               Net assets applicable to Fund shares outstanding                   $  20,188,361
                                                                                ================


Fund shares outstanding                                                                 939,856
                                                                                ================

Net Asset Value Per Share                                                         $       21.48
                                                                                ================

    The accompanying notes are an integral part of this financial statement.

                                       7



                   PAPP SMALL & MID-CAP GROWTH FUND, INC.
                          STATEMENT OF OPERATIONS
                   FOR THE SIX MONTHS ENDED JUNE 30, 2003
                                (UNAUDITED)

INVESTMENT INCOME:
  Dividends                                                                         $    33,303
  Interest                                                                                2,612
  Foreign taxes withheld                                                                  (192)
                                                                                ----------------
               Total investment income                                                   35,723
                                                                                ----------------

EXPENSES:
  Management fee (Note 3)                                                                83,917
  Filing fees                                                                            17,088
  Legal fees                                                                              8,269
  Custody fees                                                                            5,619
  Printing and postage fees                                                               2,632
  Auditing fees                                                                           2,372
  Directors' attendance fees                                                              1,800
  Transfer agent fees (Note 3)                                                              472
  Other fees                                                                                875
                                                                                ----------------
               Total expenses                                                           123,044

  Less fees waived by adviser (Note 3)                                                 (18,499)
                                                                                ----------------

               Net expenses                                                             104,545
                                                                                ----------------
Net investment loss                                                                    (68,822)
                                                                                ----------------

REALIZED AND UNREALIZED GAIN ON INVESTMENTS:
  Proceeds from sale of securities                                                      154,839
  Cost of securities sold                                                               251,542
                                                                                ----------------
      Net realized loss on investments sold                                            (96,703)

      Net change in unrealized appreciation on investments                            2,395,021
                                                                                ----------------

Net realized and unrealized gain on investments                                       2,298,318
                                                                                ----------------

INCREASE IN NET ASSETS RESULTING FROM OPERATIONS                                   $  2,229,496
                                                                                ================


    The accompanying notes are an integral part of this financial statement.


                   PAPP SMALL & MID-CAP GROWTH FUND, INC.
                  STATEMENTS OF CHANGES IN NET ASSETS FOR
                 FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND
                      THE YEAR ENDED DECEMBER 31, 2002

                                (UNAUDITED)

                                                                                    2003                  2002
                                                                             ------------------    -------------------
FROM OPERATIONS:
   Net investment loss                                                           $    (68,822)           $  (115,052)
   Net realized loss on investments sold                                              (96,703)              (266,040)
   Net change in unrealized appreciation on investments                              2,395,021            (2,399,488)
                                                                             ------------------    -------------------

       Increase/(decrease) in net assets resulting from
       operations                                                                    2,229,496            (2,780,580)
                                                                             ------------------    -------------------



FROM SHAREHOLDER TRANSACTIONS:
   Proceeds from sale of shares                                                      3,823,308             10,116,903
   Net asset value of shares issued to shareholders
        in reinvestment of net realized gain
        on investment securities sold                                                        -                      -
   Payments for redemption of shares                                               (1,523,666)            (1,441,422)
                                                                             ------------------    -------------------

        Increase in net assets resulting
        from shareholder transactions                                                2,299,642              8,675,481
                                                                             ------------------    -------------------



Total increase in net assets                                                         4,529,138              5,894,901
                                                                             ------------------    -------------------


Net assets at beginning of the period                                               15,659,223              9,764,322
                                                                             ------------------    -------------------


Net assets at end of the period                                                   $ 20,188,361           $ 15,659,223
                                                                             ==================    ===================




   The accompanying notes are an integral part of these financial statements.

                     PAPP SMALL & MID-CAP GROWTH FUND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2003
                                   (Unaudited)

(1)   SIGNIFICANT ACCOUNTING POLICIES:

Papp Small & Mid-Cap Growth Fund, Inc. (the Fund) was incorporated on September 15, 1998 and is registered under the Investment Company Act of 1940 as an open-end diversified management investment company. Operations of the Fund commenced on December 15, 1998. The Fund invests with the objective of long-term capital growth in the common stocks of small and mid-capitalization companies.

The policies described below are followed by the Fund in the preparation of its financial statements in conformity with generally accepted accounting principles.

         Investment in Securities

For purposes of computing the net asset value of a share of the Fund, securities traded on securities exchanges, or in the over-the-counter market in which transaction prices are reported, are valued at the last sales prices at the time of valuation or, lacking any reported sales on that day, at the most recent bid quotations. Securities for which quotations are not available and any other assets are valued at a fair value as determined in good faith by the Board of Directors.

Investment transactions are accounted for on the trade date (the date the order to buy or sell is executed). Dividend income is recorded on the ex-dividend date and interest is recorded on the accrual basis. Realized gains and losses from investment transactions and unrealized appreciation or depreciation are calculated on the identified cost basis.

         Net Asset Value, Orders, and Redemptions

The price per share for a purchase order or redemption request is the net asset value next determined after receipt of the order. The Fund's net asset value per share (NAV) is the value of a single share. It is computed by dividing the market value of a fund's assets, less its liabilities, by the number of shares outstanding, and rounding the result to the nearest full cent. The NAV is determined as of the close of trading on the New York Stock Exchange, currently 4:00 p.m. Eastern Standard time, on any day on which that Exchange is open for trading.

         Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

         Federal Income Taxes

The Fund's policy is to comply with the requirements of the Internal Revenue Code which are applicable to regulated investment companies. The Code requires that substantially all of the Fund's taxable income, as well as any net realized gain on sales of investments, are to be distributed to the shareholders. The Fund has complied with this policy and, accordingly, no provision for federal income taxes is required.

At December 31, 2002, the net capital loss carryovers noted below are available to offset future realized capital gains and thereby reduce future capital gains distributions.

                Expiration Date                      Amount
               ------------------------        ------------------
                December 31, 2009                $  (161,145)
                December 31, 2010                $  (266,040)
                Total capital loss carryover   ------------------
                                                 $  (427,185)
                                               ==================

During the year ended December 31, 2002, the Fund's accumulated net investment losses that are not available deductions for tax purposes of $222,617 were reclassified to paid in capital.

(2)   DIVIDENDS AND DISTRIBUTIONS:

Dividends and capital gain distributions are reinvested in additional shares of the Fund unless the shareholder has requested in writing to be paid by check. Dividends and distributions payable to its shareholders are recorded by the Fund on the ex-dividend date.

(3)   TRANSACTIONS WITH AFFILIATES:

The Fund has an investment advisory and management services agreement with L. Roy Papp & Associates, LLP (Manager). The Manager receives from the Fund, as compensation for its services, a fee accrued daily and payable monthly at an annual rate of 1% of the Fund's net assets. The Manager will reimburse the Fund to the extent the Fund's regular operating expenses during any of its fiscal years exceed 1.25% of its average daily net asset value in such year. A management fee expense reimbursement of $18,499 and $41,393 was required in 2003 and 2002, respectively. The Fund incurred fees of $472 and $1,766 in 2003 and 2002, respectively, from the manager for providing shareholder and transfer agent services.

The Fund's independent directors receive $300 for each meeting of the Board of Directors attended on behalf of the Fund. Certain officers and/or directors of the Fund are also partners of the Manager and shareholders in the Fund. The Fund made no payments to its officers or directors, except to independent directors as stated above.

(4)   PURCHASES AND SALES OF SECURITIES:

For the six months ended June 30, 2003, purchase and sale transactions excluding short-term investments, were $2,376,201 and $154,839, respectively.

(5)   CAPITAL SHARE TRANSACTIONS:

At June 30, 2003 there were 25,000,000 shares of $.01 par value capital stock authorized. Transactions in capital shares of the Fund were as follows:



                                        Proceeds                 Shares
                                  --------------------    --------------------
Six months ended June 30, 2003
            Shares issued               $   3,823,308                 194,121
            Shares redeemed                (1,523,666)                (77,502)
                                  --------------------    --------------------
                 Net increase           $   2,299,642                 116,619
                                  ====================    ====================

Year ended December 31, 2002
            Shares issued                $ 10,116,903                 474,373
            Shares redeemed               (1,441,422)                 (70,649)
                                  --------------------    --------------------
                 Net increase           $   8,675,481                 403,724
                                  ====================    ====================


(6)   UNREALIZED APPRECIATION:

The U.S. Federal income tax basis of the Fund's investments at June 30, 2003, was $17,431,230, and net unrealized depreciation for U.S. Federal income tax purposes was $2,151,649, with gross unrealized gains on investments in which fair value exceeded cost totaled $3,037,639 and gross unrealized losses on investments in which cost exceeded fair value totaled $885,990.

(7)   SELECTED FINANCIAL HIGHLIGHTS:

The following selected per share data has been calculated using revenues and expenses for the periods indicated, divided by the weighted average number of shares outstanding during the periods. The ratios are calculated using the revenues and expenses for the period, divided by the weighted average of the daily net assets of the Fund.


                                       Six Months                                                                       Period Ended
                                         Ended              Year ended December 31,                                     December 31,
                                      June 30, 2003        2002            2001            2000            1999          1998(A)
                                    ---------------- --------------- ---------------  --------------- ---------------  -------------
Net asset value, beginning
   of period                           $      19.02   $       23.28     $     23.02       $    18.31      $    16.20    $     15.00
Income from operations:
      Net investment loss                         -          (0.01)          (0.12)           (0.14)          (0.14)              -
      Net realized and unrealized
        gain/(loss) on investments             2.46          (4.25)           0.38              5.89            2.25           1.20
                                    ---------------- --------------- ---------------  --------------- ---------------  -------------

            Total from operations              2.46          (4.26)           0.26              5.75            2.11           1.20

Less distributions from:
      Net realized gain                           -               -              -            (1.04)               -              -
                                    ---------------- --------------- ---------------  --------------- ---------------  -------------

            Total distributions                   -               -              -            (1.04)               -              -
                                    ---------------- --------------- ---------------  --------------- ---------------  -------------

Net asset value, end of period         $      21.48    $      19.02     $    23.28      $     23.02       $    18.31    $     16.20
                                    ================ =============== ===============  =============== ===============  =============

            Total return                     12.93%         -18.30%          1.13%           31.32%           13.04%          8.00%
                                    ================ =============== ===============  =============== ===============  =============

Ratios/Supplemental Data:
   Net assets, end of period           $ 20,188,361   $  15,659,223    $ 9,764,322      $ 6,762,147      $ 4,325,499    $ 1,566,225
   Expenses to average
      net assets (B)                         1.25%*           1.25%          1.25%            1.25%            1.25%         1.25%*
   Investment income to
      average net assets (C)                 0.42%*           0.37%          0.39%            0.36%            0.32%         1.01%*
   Portfolio turnover rate                   0.94%*           5.49%         10.57%           40.42%           53.07%          0.00%


*  Annualized

(A) From December 15, 1998 (date of commencement of operations) through December 31, 1998.

(B) If the Fund had paid all of its expenses and there had been no reimbursement by the investment adviser, this ratio would have been 1.45%, 1.56%, 1.69%, 1.89%, 1.68%, and 1.56% for the period ended June 30, 2003 and for the years ended December 31, 2002, 2001, 2000, 1999, and 1998, respectively.

(C) Computed giving effect to investment adviser's expense limitation undertaking.

                              FACTS ABOUT THE FUND

INVESTMENT OBJECTIVE - The Fund, which commenced operations December 15, 1998, invests with the objective of long-term capital growth in the common stocks of United States small and mid-sized companies with significant growth potential.

THE INVESTMENT ADVISER - The Fund's assets are managed by L. Roy Papp & Associates, LLP, the largest investment counseling firm in Arizona, with over $510 million in total assets managed for individuals, trusts, corporations, and charitable and educational institutions. Founded in 1978, the Firm is solely in the investment management business. The Firm is an independent general partnership. Of its ten general partners, seven are Chartered Financial Analysts
(CFAs).

EXPERIENCED MANAGEMENT - The securities portfolio of the Fund is managed by L. Roy Papp and Rosellen C. Papp. Mr. Papp, the founder of L. Roy Papp & Associates, has over 47 years experience in the field of investment management. Prior to founding L. Roy Papp & Associates, he was a senior partner of a large investment counseling firm in Chicago, Illinois and the United States Director and Ambassador to the Asian Development Bank, Manila, Philippines. He received his M.B.A. degree from the Wharton School, University of Pennsylvania and his A.B. degree from Brown University.

Rosellen C. Papp, the director of research at L. Roy Papp & Associates, has over 25 years experience in security and financial analysis. She holds a Master of Management degree in Finance from the Kellogg Graduate School of Management, Northwestern University and a B.B.A. degree from the University of Michigan. She is a Chartered Financial Analyst.

"PURE" NO-LOAD - The Fund is a "pure" no-load fund in that there are no "loading" charges or sales commissions paid in connection with the purchase of its shares. In addition, there are no deferred sales loads, no redemption fees, and no 12b-1 fees. The Fund's investment adviser receives an annual management fee of 1%, which is based on the Fund's average daily net asset value. Other expenses such as auditing charges, legal fees, and custodial expenses are limited to 1/4% of the Fund's average daily net asset value; therefore, the Fund's annual expenses may not exceed 1 1/4%.

SUITABILITY - The Fund is suitable only for long-term investors seeking capital appreciation over time. Included are individuals of most ages, institutional accounts such as pension and profit sharing plans, retirement accounts such as IRA's, educational accounts for young children, and many personal trusts. The Fund is not suitable for those with high current income needs, aggressive investors who desire maximum short-term results and are willing to assume the attendant risks, and those with relatively short time horizons who may require their capital in the near-term.

                    AN INTRODUCTION TO THE PAPP MUTUAL FUNDS

The Papp Mutual Funds invest in high quality common stocks carefully selected for the possibility of long-term capital growth. All the funds are "pure" no-load in that there are no sales commissions, redemption fees, or 12b-1 charges. Because the Funds invest for the long-term, portfolio turnover is low and the Funds do not ordinarily produce large taxable capital gains. They are designed for the long-term (3 to 5 years) investor and are not appropriate for those with short-term time horizons. The partners and employees of L. Roy Papp & Associates have invested a significant part of their own assets in the Funds, either personally or through the Firm's 401K Plan.

Papp Stock Fund is structured to provide a comprehensive investment for the common stock portion of an investment program through the purchase and retention of a diversified, high quality group of securities. It owns the common stocks of very large United States companies, many of which derive a large percentage of their earnings from overseas activities where we believe the strong growth of recent years will continue. It also owns large and medium sized American companies which have all of their operations within our country.

Papp America-Abroad Fund invests primarily in United States companies, a large portion of whose earnings come from foreign countries. It is our belief that it is far safer to participate in the increased globalization of the world's economies through ownership of multinational U.S. companies, thereby avoiding many risks and expenses associated with the direct purchase of foreign stocks such as different accounting and financial reporting standards, lack of liquidity, greater price volatility, and lack of SEC oversight. While the Fund owns some medium sized companies, for the most part it invests in large companies that have the experience and expertise to successfully compete on the international level.

Papp America-Pacific Rim Fund reflects our belief that the best prospect for growth over the next several decades lies in our large and rapidly growing trade with the nations bordering the Pacific Ocean. Like our other Funds, the Pacific Rim Fund invests mainly in American companies, but its primary thrust is to seek out and purchase those companies that have established a strong and growing presence in the Pacific Rim area. We believe this Fund is appropriate for that part of an investor's assets dedicated to long-term growth.

Papp Focus Fund is a non-diversified investment company that will own a maximum of 16 stocks under normal market conditions. While we believe that a strategy of investing in a limited number of securities has the potential for higher total returns, this may increase volatility, so prospective shareholders should carefully consider whether their investment strategy parallels that of the Fund.

Papp Small & Mid-Cap Growth Fund invests primarily in the common stocks and securities convertible into common stocks of small and medium sized companies. We believe that carefully selected small and medium sized companies offer attractive capital growth possibilities significantly above that of the general U.S. economy. These companies, during some periods, will perform better than the stocks of large companies, but they also may involve greater volatility and be subject to competitive pressures.

                     PAPP SMALL & MID-CAP GROWTH FUND, INC.

                                    Directors

             James K. Ballinger                     Carolyn P. O'Malley
             Amy S. Clague                          Harry A. Papp
             Julie A. Hein                          L. Roy Papp
             Robert L. Mueller                      Rosellen C. Papp


                                    Officers

             Chairman - L. Roy Papp                 President - Harry A. Papp

                                 Vice Presidents

             Russell A. Biehl                       Julie A. Hein
             Victoria S. Cavallero                  Robert L. Mueller
             Jane E Couperus                        Rosellen C. Papp
             Jeffrey N. Edwards                     John L. Stull
             T. Kent Hardaway

                          Secretary - Robert L. Mueller
                          Treasurer - Rosellen C. Papp
                       Assistant Treasurer - Julie A. Hein

                               Investment Adviser
                          L. Roy Papp & Associates, LLP
                        6225 North 24th Street, Suite 150
                             Phoenix, Arizona 85016
                            Telephone: (602) 956-1115
                           E-mail: invest@roypapp.com
                           Web: http://www.roypapp.com

                                    Custodian
                                  Compass Bank
                          7335 E. Doubletree Ranch Road
                            Scottsdale, Arizona 85258

                     Shareholder Services and Transfer Agent
                          L. Roy Papp & Associates, LLP
                        6225 North 24th Street, Suite 150
                             Phoenix, Arizona 85016
                    Telephone: (602) 956-1115, (800) 421-4004

                         Independent Public Accountants
                             Deloitte & Touche, LLP
                       2901 N. Central Avenue, Suite 1200
                                Phoenix, AZ 85012

                                  Legal Counsel
                             Bell, Boyd & Lloyd LLC
                             70 West Madison Street
                             Chicago, Illinois 60602

This report is submitted for the general information of the shareholders of the Fund. The report is not authorized for distribution to prospective investors in the Fund unless it is accompanied or preceded by a currently effective prospectus of the Fund. No sales charge to the shareholder or to the new investor is made in offering the shares of the Fund.

[GRAPHIC OF MAN SITTING IN CHAIR]

                         PAPP AMERICA-ABROAD FUND, INC.
                                 A NO-LOAD FUND



                               SEMI-ANNUAL REPORT
                                  JUNE 30, 2003

                                                  Managed by:
                                                  L. Roy Papp & Associates, LLP
                                                  6225 North 24th Street
                                                  Suite 150
                                                  Phoenix, AZ  85016
                                                  602-956-1115
                                                  800-421-4004
                                                  E-mail: invest@roypapp.com
                                                  Web: http://www.roypapp.com
                                                       ----------------------

                         PAPP AMERICA ABROAD FUND, INC.

Dear Fellow Shareholder:

         It is nice to be able to report positive results in the stock market. The securities markets worldwide have seen a good recovery from the lows they hit in mid-March leading up to the war with Iraq. Business here in the United States and worldwide slowed precipitously beginning late last year, and continued through the war. For the past several months, consumer confidence has improved and we are beginning to see gradual signs of economic improvement. The Federal Reserve has been helpful with 40+ year low interest rates and very accommodative money supply growth. The tax cuts should also provide a boost for the economy. Investors will enjoy a 15% capital gains tax rate compared to the old 20% rate, and the maximum rate on dividends has also been reduced from 38.6% to 15%. A mutual fund that receives capital gains or qualifying dividends will generally be able to pass through to its shareholders their proportional share of these items.

         Many of the companies that we own in the Papp America Abroad Fund are enjoying the lower level of the U.S. dollar against the euro, the British pound, and the yen. Because our companies derive a major portion of their profits overseas, those profits translate into more dollars due to the weaker level of the U.S. dollar. It also helps make our companies more competitive in the global marketplace. We think the U.S. dollar was overpriced when $0.85 could buy one euro. We think a more reasonable level is somewhere between $1.05 to $1.10 per euro. Over the past several weeks, the euro seems to have stabilized around $1.15 per euro. We are happy with this level, and we are happy that the dollar seems to have stabilized. We also think that the weak dollar will force interest rates to decline a little further in Europe; and it will help put pressure on some European governments to work harder to stimulate their economies.

         We are particularly encouraged about the process of globalization. American companies are far and away the leaders in growing their businesses worldwide. They are better financed; they use technological advantage better, and overall are a lot more efficient than their competitors in the world marketplace. We believe the companies in the Fund are particularly well positioned to continue to grow their businesses. They are established companies that dominate or lead their industries. Most sell mission-critical products that their customers cannot or will not do without. They have certainly been impacted by the horrible market conditions over the past three years, but we do not believe any are in any jeopardy.

         Our Fund was up 7.1% during the six months ended June 30, 2003. This compares to 10.0% for the Morgan Stanley World Index, and 11.8% for the Standard & Poor's 500 Stock Index. As of July 22, 2003, the Fund was up 12.3% year to date, as compared to 11.1% for the Morgan Stanley World Index, and 13.4% for the Standard & Poor's 500 Index. We appreciate your confidence in the Fund, particularly over the long and difficult market conditions that we have experienced. We believe that your patience is beginning to be rewarded.

         Best regards,

         /s/ L. Roy Papp, Chairman

         L. Roy Papp, Chairman

------------------------------------------------------
I am sad to report that our beloved friend, long time
partner, and officer of our Fund, Bob Mueller, passed
away on July 22, 2003. We mourn his loss.
------------------------------------------------------

The Fund's average annual total return for the one, five and ten year periods ended June 30, 2003 and since inception is -4.11%, -4.70%, 8.90% and 8.32%, as compared to 0.25%, -1.61%, 10.04% and10.70% for the Standard & Poor's 500 Stock Index and -4.05%, -3.98%, 5.41% and 6.09% for the Morgan Stanley World Index over the same periods. Performance shown does not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Past performance is not predictive of future performance. The investment return and principal value of an investment in the Fund will fluctuate so that Fund shares, when redeemed, may be worth more or less than their original cost. This Fund's performance is measured against that of the Standard & Poor's 500 Stock Index, an unmanaged, market-weighted index that includes stocks of 500 of the largest U.S. companies. The Morgan Stanley World Index is an unmanaged, market-weighted index that includes 50% foreign companies and 50% United States companies. Because it invests primarily in companies with foreign business interests, investing in the Fund may be riskier in some ways than investing in companies whose operations are in the U.S. only. Certain political and economic risks may affect the Fund's portfolio companies, especially those with commitments in developing countries. These risks include: foreign controls over currency exchange; restrictions on monetary repatriation; oppressive regulation; differing tax systems among countries, with differing consequences to portfolio companies; possible seizure, nationalization or expropriation of assets; and political, economic or social instability.

                         PAPP AMERICA-ABROAD FUND, INC.
                       SCHEDULE OF PORTFOLIO INVESTMENTS
                                 JUNE 30, 2003
                                  (UNAUDITED)
                                                                          Number          Fair
Common Stocks                                                          of Shares         Value
----------------------------------------------------------------   -------------   -----------
FINANCIAL SERVICES (19.8%)
   General Electric Company
      (Diversified financial and industrial company)                     130,000   $ 3,728,400
   State Street Corporation
      (Provider of U.S. and global securities custodial services)        193,000     7,604,200
                                                                                   -----------
                                                                                    11,332,600
                                                                                   -----------

SEMICONDUCTORS & EQUIPMENT (15.4%)
   Applied Materials, Inc.*
      (Developer, manufacturer, and marketer of
       semiconductor manufacturing systems)                               72,000     1,141,920
   Intel Corporation
      (Manufacturer of microprocessors, microcontrollers,
       and memory chips)                                                 308,000     6,401,472
   Linear Technology
      (Designer of high performance analog semiconductors)                40,000     1,288,400
                                                                                   -----------
                                                                                     8,831,792
                                                                                   -----------

SOFTWARE (13.7%)
    Microsoft Corporation
       (Personal computer software)                                      306,000     7,836,660
                                                                                   -----------

MEDICAL PRODUCTS (12.5%)
   Johnson & Johnson
      (Healthcare products)                                              103,000     5,325,100
   Medtronic, Inc.
      (Manufacturer of implantable biomedical devices)                    38,000     1,822,860
                                                                                   -----------
                                                                                     7,147,960
                                                                                   -----------

INDUSTRIAL SERVICES (12.3%)
   Expeditors International of Washington, Inc.
      (International air freight forwarding)                             137,600     4,766,464
   Omnicom Group, Inc.
      (Worldwide advertising agencies)                                    32,000     2,294,400
                                                                                   -----------
                                                                                     7,060,864
                                                                                   -----------

PHARMACEUTICAL (12.0%)
   Eli Lilly & Company
      (Prescription pharmaceuticals)                                      22,500     1,551,825
   Merck & Company, Inc.
      (Prescription pharmaceuticals)                                      88,500     5,358,675
                                                                                   -----------
                                                                                     6,910,500
                                                                                   -----------

The description provided in parentheses of the investment is unaudited.
    *Non-income producing security

        The accompanying notes are an integral part of this financial statement.


                                       3

                         PAPP AMERICA-ABROAD FUND, INC
                       SCHEDULE OF PORTFOLIO INVESTMENTS
                                 JUNE 30, 2003
                                  (UNAUDITED)

                                                                          Number          Fair
Common Stocks (continued)                                              of Shares         Value
----------------------------------------------------------------   -------------   -----------
INSURANCE (5.5%)
   American International Group
      (International insurance holding company)                           57,500   $ 3,172,850
                                                                                   -----------

COMPUTER EQUIPMENT (2.4%)
   EMC Corporation *
      (Manufacturer of enterprise computer storage systems)               14,000       146,580
   Hewlett-Packard Company
      (Manufacturer of printers, computers, and supplies)                 13,000       276,900
   International Business Machines Corporation
      (Global provider of information technology, hardware,
      software, and services)                                             11,500       948,750
                                                                                   -----------
                                                                                     1,372,230
                                                                                   -----------

ELECTRONIC EQUIPMENT (2.3%)
   American Power Conversion
      (Producer of uninterruptible power supply products)                 18,000       280,620
   Molex, Inc.
      (Supplier of interconnection products)                              45,250     1,048,850
                                                                                   -----------
                                                                                     1,329,470
                                                                                   -----------
CONSUMER PRODUCTS (1.2%)
   Colgate-Palmolive Company
      (Manufacturer and marketer of oral care and
      other personal care products)                                       12,000       695,400
                                                                                   -----------

BIOTECHNOLOGY (1.1%)
   Techne Corporation*
      (Producer of biotechnology products)                                21,000       637,140
                                                                                   -----------

CHEMICALS (0.7%)
    Sigma-Aldrich Corporation
      (Develops, manufactures, and distributes
      specialty chemicals)                                                 8,000       433,440
                                                                                   -----------

OIL EXPLORATION AND PRODUCTION (0.4%)
   Royal Dutch Petroleum Company, PLC
      (Oil exploration and production company)                             5,000       233,100
                                                                                   -----------

TOTAL COMMON STOCKS  99.3% (cost $38,630,987)                                       56,994,006
CASH AND OTHER ASSETS, LESS LIABILITIES 0.7%                                           392,730
                                                                                   -----------
NET ASSETS - 100.0%                                                                $57,386,736
                                                                                   ===========

The description provided in parentheses of the investment is unaudited.
    *Non-income producing security

        The accompanying notes are an integral part of this financial statement.

                                       4


                         PAPP AMERICA-ABROAD FUND, INC.
                      STATEMENT OF ASSETS AND LIABILITIES
                                 JUNE 30, 2003
                                  (UNAUDITED)

                                     ASSETS
Investment in securities, at fair value (cost $38,630,987) (Note 1)       $56,994,006
Cash                                                                          237,279
Dividends and interest receivable                                              93,606
Receivable for securities sold                                                102,067
                                                                          -----------
               Total assets                                                57,426,958
                                                                          -----------

                                  LIABILITIES

Accrued expenses                                                               40,222
                                                                          -----------
               Net assets                                                 $57,386,736
                                                                          ===========

                             ANALYSIS OF NET ASSETS

Paid-in capital                                                           $38,384,918
Accumulated undistributed realized gain on investments sold                   638,799
Net unrealized appreciation on investments                                 18,363,019
                                                                          -----------
    Net assets applicable to Fund shares outstanding                      $57,386,736
                                                                          ===========


Fund shares outstanding                                                     3,192,595
                                                                          ===========


Net Asset Value Per Share                                                 $     17.97
                                                                          ===========
   (Based on 3,192,595 shares outstanding at June 30, 2003)


        The accompanying notes are an integral part of this financial statement.

                         PAPP AMERICA-ABROAD FUND, INC.
                            STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2003
                                  (UNAUDITED)
INVESTMENT INCOME:
  Dividends                                                               $   334,890
  Interest                                                                      1,020
  Foreign taxes withheld                                                         (826)
                                                                          -----------
              Total investment income                                         335,084
                                                                          -----------

EXPENSES:
  Management fee (Note 3)                                                     279,382
  Legal fees                                                                   21,138
  Printing and postage fees                                                    14,475
  Filing fees                                                                  14,259
  Auditing fees                                                                 8,740
  Custodial fees                                                                5,588
  Transfer agent fees (Note 3)                                                  5,177
  Directors' attendance fees                                                    3,600
  Other fees                                                                    1,300
                                                                          -----------
            Total expenses                                                    353,659

Less fees waived by adviser (Note 3)                                           (4,431)
                                                                          -----------
            Net expenses                                                      349,228

Net investment loss                                                           (14,144)
                                                                           -----------
REALIZED AND UNREALIZED GAIN ON INVESTMENTS:
  Proceeds from sales of securities                                         4,859,031
  Cost of securities sold                                                  (4,069,312)
                                                                          -----------
      Net realized gain on investments sold                                   789,719

Net change in unrealized appreciation on investments                        3,067,449
                                                                          -----------

Net realized and unrealized gain on investments                             3,857,168
                                                                          -----------

INCREASE IN NET ASSETS RESULTING FROM OPERATIONS                          $ 3,843,024
                                                                          ===========


        The accompanying notes are an integral part of this financial statement.

                         PAPP AMERICA-ABROAD FUND, INC.
                      STATEMENTS OF CHANGES IN NET ASSETS
                   FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND
                        THE YEAR ENDED DECEMBER 31, 2002
                                  (UNAUDITED)
                                                                                  2003                 2002
                                                                              ------------         ------------
FROM OPERATIONS:
   Net investment loss                                                        $    (14,144)        $   (146,835)
   Net realized gain on investments sold                                           789,719               35,450
   Net change in unrealized appreciation on investments                          3,067,449          (22,276,386)
                                                                              ------------         ------------
         Increase/(Decrease) in net assets resulting
          from operations                                                        3,843,024          (22,387,771)
                                                                              ------------         ------------

FROM DISTRIBUTIONS TO SHAREHOLDERS:
   Net realized gain on investment securities sold - prior year                       --                   --
   Net realized gain on investment securities sold                                    --                   --
                                                                              ------------         ------------
          Decrease in net assets resulting from
          distributions to shareholders                                               --                   --
                                                                              ------------         ------------

FROM SHAREHOLDER TRANSACTIONS:
   Proceeds from sale of shares                                                  1,460,636            4,169,477
   Net asset value of shares issued to shareholders in
         reinvestment of net realized gain on investment
         securities sold                                                              --                   --
   Payments for redemption of shares                                            (5,648,895)         (23,364,580)
                                                                              ------------         ------------
          Decrease in net assets resulting from
          shareholder transactions                                              (4,188,259)         (19,195,103)
                                                                              ------------         ------------

Total decrease in net assets                                                      (345,235)         (41,582,874)

Net assets at beginning of the period                                           57,731,971           99,314,845
                                                                              ------------         ------------
Net assets at end of the period                                               $ 57,386,736         $ 57,731,971
                                                                              ============         ============


   The accompanying notes are an integral part of these financial statements

                         PAPP AMERICA-ABROAD FUND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2003
                                   (UNAUDITED)

(1)      SIGNIFICANT ACCOUNTING POLICIES:

Papp America-Abroad Fund, Inc. (the Fund) was incorporated on August 15, 1991, and is registered under the Investment Company Act of 1940 as an open-end diversified management investment company. Operations of the Fund commenced on December 6, 1991. The Fund invests with the objective of long-term capital growth in the common stocks of United States companies that have substantial international activities and, to a much lesser extent, in the common stocks of foreign enterprises that are traded publicly in United States securities markets.

The policies described below are followed by the Fund in the preparation of its financial statements in conformity with accounting principles generally accepted in the United States.

         INVESTMENT IN SECURITIES

For purposes of computing the net asset value of a share of the Fund, securities traded on securities exchanges, or in the over-the-counter market in which transaction prices are reported, are valued at the last sales prices at the time of valuation or, lacking any reported sales on that day, at the most recent bid quotations. Securities for which quotations are not available and any other assets are valued at a fair value as determined in good faith by the Board of Directors.

Investment transactions are accounted for on the trade date (the date the order to buy or sell is executed). Dividend income is recorded on the ex-dividend date and interest is recorded on the accrual basis. Realized gains and losses from investment transactions and unrealized appreciation or depreciation are calculated on the identified cost basis.

         NET ASSET VALUE, ORDERS, AND REDEMPTIONS

The price per share for a purchase order or redemption request is the net asset value next determined after receipt of the order. The Fund's net asset value per share (NAV) is the value of a single share. It is computed by dividing the market value of a fund's assets, less its liabilities, by the number of shares outstanding, and rounding the result to the nearest full cent. The NAV is determined as of the close of trading on the New York Stock Exchange, currently 4:00 p.m. Eastern Standard time, on any day on which that Exchange is open for trading.

         USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

         FEDERAL INCOME TAXES

The Fund's policy is to comply with the requirements of the Internal Revenue Code which are applicable to regulated investment companies. The Code requires that substantially all of the Fund's taxable income, as well as any net realized gain on sales of investments, are to be distributed to the shareholders. The Fund has complied with this policy and, accordingly, no provision for Federal income taxes is required.

During the year ended December 31, 2002, the Fund reclassified $186,369 from undistributed net realized gains to additional paid-in-capital to align financial reporting with tax reporting. In addition, the Fund's accumulated net investment losses that are not available deductions for tax purposes of $2,253,766 were reclassified to paid in capital.

At December 31, 2002, the capital loss carry forward for U.S. Federal income tax purposes is $150,919. This amount was incurred in 2002 and, as such, will expire December 31, 2010. The Fund may offset future capital gains with this capital loss carry forward.

(2)      DIVIDENDS AND DISTRIBUTIONS:

Dividends and capital gain distributions are reinvested in additional shares of the Fund unless the shareholder has requested in writing to be paid by check. Dividends and distributions payable to its shareholders are recorded by the Fund on the ex-dividend date.

During the year ended December 31, 2002, the Fund designated as a capital gain distribution a portion of earnings and profits.

There were no significant differences between the book basis and tax basis of distributions for the year ended December 31, 2002.

(3)      TRANSACTIONS WITH AFFILIATES:

The Fund has an investment advisory and management services agreement with L. Roy Papp & Associates, LLP (the Manager). The Manager receives from the Fund, as compensation for its services, a fee accrued daily and payable monthly at an annual rate of 1% of the Fund's net assets. The Manager will reimburse the Fund to the extent the Fund's regular operating expenses during any of its fiscal years exceed 1.25% of its average daily net asset value in such year. Management fees of $4,431 were waived as of June 30, 2003. The Fund incurred fees of $5,177 and $22,467 in 2003 and 2002, respectively, from the Manager for providing shareholder and transfer agent services.

The Fund's independent directors receive $900 for each meeting of the Board of Directors attended on behalf of the Fund. Certain officers and/or directors of the Fund are also partners of the Manager and shareholders in the Fund. The Fund made no payments to its officers or directors, except to independent directors as stated above.

(4)      PURCHASES AND SALES OF SECURITIES:

For the six months ended June 30, 2003, purchase and sale transactions excluding short-term investments, were $646,872 and $4,859,031, respectively.

(5)      CAPITAL SHARE TRANSACTIONS:

At June 30, 2003, there were 25,000,000 shares of $.01 par value capital stock authorized. Transactions in capital shares of the Fund were as follows:


        Six Months ended June 30, 2003
        Shares issued                   $    1,460,636                   85,811
        Distributions reinvested                    --                       --
        Shares redeemed                     (5,648,895)                (333,061)
                                        --------------              ------------
           Net decrease                 $   (4,188,259)                (247,250)
                                        ==============              ============



                                           Proceeds                     Shares
                                        --------------              ------------
        Year ended December 31, 2002
        Shares issued                   $    4,169,477                  205,390
        Shares redeemed                    (23,360,647)              (1,202,459)
                                        --------------              ------------
           Net decrease                 $  (19,191,170)                (997,069)
                                        ==============              ============


(6)      UNREALIZED APPRECIATION:

The U.S. Federal income tax basis of the Fund's investments at June 30, 2003, was $38,630,987, and net unrealized appreciation for U.S. Federal income tax purposes was $18,363,019, with gross unrealized gains on investments in which fair value exceeded cost totaled $18,363,019.

(7)      SELECTED FINANCIAL HIGHLIGHTS:

The following selected per share data has been calculated using revenues and expenses for the years indicated, divided by the average number of shares outstanding during the years. The ratios are calculated using the revenues and expenses for the years, divided by the average of the daily net assets of the Fund.

                                        Six months
                                          Ended                                   Year Ended December 31,
                                      June 30, 2003       2002             2001             2000            1999            1998
                                      -------------    -----------     -----------     ------------    ------------    ------------
Net asset value, beginning
   of year                             $     16.78     $    22.38      $     27.75     $      35.25    $      32.13    $      25.98
Income from operations:
   Net investment loss                           -          (0.19)           (0.18)           (0.22)          (0.23)          (0.05)
   Net realized and unrealized
     gain/(loss) on investments               1.19          (5.41)           (4.19)           (2.19)           4.74            6.24
                                       -----------     -----------     -----------     ------------    ------------    ------------
         Total from operations                1.19          (5.60)           (4.37)           (2.41)           4.51            6.19

Less distributions from:
    Net realized gains                           -               -           (1.00)           (5.09)          (1.39)          (0.04)
                                       -----------     -----------     -----------     ------------    ------------    ------------
         Total distributions                     -               -           (1.00)           (5.09)          (1.39)          (0.04)
                                       -----------     -----------     -----------     ------------    ------------    ------------
Net asset value, end of period         $     17.97     $     16.78     $     22.38     $      27.75    $      35.25    $      32.13
                                       ===========     ===========     ===========     ============    ============    ============
         Total return                        7.09%         -25.02%         -15.92%           -8.62%          14.01%          23.83%
                                       ===========     ===========     ===========     ============    ============    ============
Ratios/Supplemental Data:
   Net assets, end of period           $57,386,736     $57,731,971     $99,314,845     $168,616,225    $242,610,345    $342,814,636
   Expenses to average net
      assets (A)                             1.25%*          1.18%           1.11%            1.08%           1.07%           1.08%
    Investment income to
      average net assets                     1.19%*          0.98%           0.84%            0.57%           0.61%           0.82%
   Portfolio turnover rate                   1.17%*         10.07%           3.76%           10.78%           5.47%          24.97%

* Annualized

(A) If the Fund paid all of its expenses and there had been no reimbursement by the investment adviser, this ratio would have been 1.26% for the period ended June 30, 2003.

                         PAPP AMERICA-ABROAD FUND, INC.

                                    DIRECTORS

       James K. Ballinger                              Harry A. Papp
       Amy S. Clague                                   L. Roy Papp
       Julie A. Hein                                   Rosellen C. Papp
       Robert L. Mueller

                                    OFFICERS

       Chairman - L. Roy Papp                          President - Harry A. Papp

                                 VICE PRESIDENTS

       Russell A. Biehl                                Julie A. Hein
       Victoria S. Cavallero                           Robert L. Mueller
       Jane E. Couperus                                Rosellen C. Papp
       Jeffrey N. Edwards                              John L. Stull
       T. Kent Hardaway

                          Secretary - Robert L. Mueller
                          Treasurer - Rosellen C. Papp
                       Assistant Treasurer - Julie A. Hein

                               INVESTMENT ADVISER
                          L. Roy Papp & Associates, LLP
                        6225 North 24th Street, Suite 150
                                Phoenix, AZ 85016
                            Telephone: (602) 956-1115
                       Web address: http//www.roypapp.com
                        Email address: invest@roypapp.com

                                    CUSTODIAN
                                  Compass Bank
                          7335 E. Doubletree Ranch Road
                            Scottsdale, Arizona 85258

                     SHAREHOLDER SERVICES AND TRANSFER AGENT
                          L. Roy Papp & Associates, LLP
                        6225 North 24th Street, Suite 150
                                Phoenix, AZ 85016
                    Telephone: (602) 956-1115, (800) 421-4004

                         INDEPENDENT PUBLIC ACCOUNTANTS
                             Deloitte & Touche, LLP
                       2901 N. Central Avenue, Suite 1200
                                Phoenix, AZ 85012

                                  LEGAL COUNSEL
                             Bell, Boyd & Lloyd LLC
                             70 West Madison Street
                             Chicago, Illinois 60602

This report is submitted for the general information of the shareholders of the Fund. The report is not authorized for distribution to prospective investors in the Fund unless it is accompanied or preceded by a currently effective prospectus of the Fund. No sales charge to the shareholder or to the new investor is made in offering the shares of the Fund.

[ILLUSTRATION OF MAN SITTING IN CHAIR]









                       PAPP AMERICA-PACIFIC RIM FUND, INC.
                                 A No-Load Fund

                               SEMI-ANNUAL REPORT
                                  June 30, 2003

                                                   Managed by:
                                                   L. Roy Papp & Associates, LLP
                                                   6225 North 24th Street
                                                   Suite 150
                                                   Phoenix, AZ  85016
                                                   (602)956-1115 Local
                                                   (800)421-4004
                                                   E-mail: invest@roypapp.com
                                                   Web: http://www.roypapp.com

                       PAPP AMERICA-PACIFIC RIM FUND, INC.

Dear Fellow Shareholder:

         It is nice to be able to report positive results in the stock market. The securities markets worldwide have seen a good recovery from the lows they hit in mid-March leading up to the war with Iraq. Business here in the United States and worldwide slowed precipitously beginning late last year, and continued through the war. For the past several months, consumer confidence has improved and we are beginning to see gradual signs of economic improvement. The Federal Reserve has been helpful with 40+ year low interest rates and very accommodative money supply growth. The tax cuts should also provide a boost for the economy. Investors will enjoy a 15% capital gains tax rate compared to the old 20% rate, and the maximum rate on dividends has also been reduced from 38.6% to 15%. A mutual fund that receives capital gains or qualifying dividends will generally be able to pass through to its shareholders their proportional share of these items.

         The U. S. dollar has declined meaningfully against almost all major currencies worldwide over the last year. The companies in the Fund earn a major portion of their profits outside of the United States, and thus, the weak dollar helps them report higher earnings in U.S. dollar terms. When the U.S. dollar was declining rapidly against foreign currencies, it had a tendency to scare foreign investors out of U.S. securities. We are pleased that the dollar has stabilized over the last several weeks. We are also pleased with the current level of the dollar.

         We are particularly encouraged about growth opportunities in the Asia-Pacific region. Most notably, China is a powerful economic engine that should benefit the entire region, even Japan. The growth of the Chinese economy has been impressive, particularly in light of the SARS outbreak earlier this year. Many of the companies in the Fund are very well positioned to take advantage of continued growth in the Chinese marketplace. We believe the companies in the Fund, with a few exceptions, are operating in line with, or ahead of expectations. In the case of the few exceptions, we believe the challenges are short-term, and we remain confident in the long-term potential of these businesses.

         The Fund was up 9.4% for the six months ended June 30, 2003, versus up 10.0% for the Morgan Stanley World Index and up 11.8% for the Standard & Poor's 500 Stock Index. Over the long term, since the Fund was organized in 1996, we are up 47.5% as compared to the World Index, which was up 8.2%, and the Standard & Poor's 500 was up 34.8%. As of July 22, 2003, the Fund is up 14.1% year-to-date, as compared to the World Index up 11.1%, and the Standard & Poor's 500 Index up 13.4%. Thank you for your confidence in the Fund. We are pleased that the marketplace is now helping your investment to produce growth.

    Best regards,

    /s/ L. Roy Papp

    L. Roy Papp, Chairman

------------------------------------------------------
I am sad to report that our beloved friend, long time partner, and officer of our Fund, Bob Mueller, passed away on July 22, 2003. We mourn his loss.

------------------------------------------------------

     The Fund's average annual total return for the one and five year periods ended June 30, 2003 and since inception is 0.22%, 1.68% and 6.37%, as compared to 0.25%, -1.61% and 4.86% for the Standard & Poor's 500 Stock Index, and -4.05%, -3.98% and 1.26% for the Morgan Stanley World Index over the same periods. Performance shown reflects the effects of an expense reimbursement which improved results but performance does not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Past performance is not predictive of future performance. The investment return and principal value of an investment in the Fund will fluctuate so that Fund shares, when redeemed, may be worth more or less than their original cost. This Fund's performance is measured against that of the Standard & Poor's 500 Stock Index, an unmanaged, market-weighted index that includes stocks of 500 of the largest U.S. companies. The Morgan Stanley World Index is an unmanaged, market-weighted index that includes 50% foreign companies and 50% United States companies. Because it invests primarily in companies with foreign business interests, investing in the Fund may be riskier in some ways than investing in companies whose operations are in the U.S. only. Certain political and economic risks may affect the Fund's portfolio companies, especially those with commitments in developing countries. These risks include: foreign controls over currency exchange; restrictions on monetary repatriation; oppressive regulation; differing tax systems among countries, with differing consequences to portfolio companies; possible seizure, nationalization or expropriation of assets; and political, economic or social instability


                   PAPP AMERICA-PACIFIC RIM FUND, INC.
                    SCHEDULE OF PORTFOLIO INVESTMENTS
                              JUNE 30, 2003
                               (Unaudited)
                                                                                Number              Fair
                              Common Stocks                                   of Shares             Value
----------------------------------------------------------------------- ------------------ --------------------
FINANCIAL SERVICES (15.0%)
   American International Group
      (Major international insurance holding company)                           11,000               $ 606,980
   General Electric Company
      (Diversified financial and industrial company)                            12,500                 358,500
   State Street Corporation
      (Provider of U.S. and global securities custodial services)               14,000                 551,600
                                                                                           --------------------
                                                                                                     1,517,080
                                                                                           --------------------
MEDICAL PRODUCTS (13.2%)
   Medtronic, Inc.
      (Manufacturer of implantable biomedical devices)                          15,000                 719,550
   Stryker Corporation
      (Developer and manufacturer of orthodedic and surgical devices)            9,000                 624,330
                                                                                           --------------------
                                                                                                     1,343,880
                                                                                           --------------------
SEMICONDUCTORS & EQUIPMENT (10.8%)
   Applied Materials, Inc.*
      (Developer, manufacturer, and marketer of
      semiconductor manufacturing systems)                                      28,400                 450,424
   Intel Corporation
      (Manufacturer of microprocessors, microcontrollers,
      and memory chips)                                                         23,500                 488,424
   Linear Technology Corporation
      (Designer of high performance analog semiconductors)                       5,000                 161,050
                                                                                           --------------------
                                                                                                     1,099,898
                                                                                           --------------------
PHARMACEUTICAL (10.3%)
   Eli Lilly & Company
      (Prescription pharmaceuticals)                                             7,000                 482,790
   Pfizer, Inc.
     (Prescription pharmaceuticals)                                             16,500                 563,475
                                                                                           --------------------
                                                                                                     1,046,265
                                                                                           --------------------
CONSUMER PRODUCTS (9.0%)
    Clorox Company
      (Manufacturer of bleach and other consumer products)                      12,000                 511,800
    Colgate-Palmolive Company
      (Leading manufacturer and marketer of oral care and
      other personal care products )                                             7,000                 405,650
                                                                                           --------------------
                                                                                                       917,450
                                                                                           --------------------
ELECTRONIC EQUIPMENT (7.8%)
   American Power Conversion
      (Producer of uninterruptible power supply products)                       13,000                 202,670
    Molex, Inc.
      (Supplier of interconnection products)                                    26,000                 602,654
                                                                                           --------------------
                                                                                                       805,324
                                                                                           --------------------

The description provided in parentheses of the investment is unaudited.
 *Non-income producing security
      The accompanying notes are an integral part of this financial statement.





                  PAPP AMERICA-PACIFIC RIM FUND, INC.
                   SCHEDULE OF PORTFOLIO INVESTMENTS
                             JUNE 30, 2003
                              (Unaudited)
                                                                            Number                  Fair
                       Common Stocks (continued)                          of Shares                 Value
---------------------------------------------------------------------------------------    --------------------
INDUSTRIAL SERVICES (7.1%)
   Expeditors International of Washington, Inc.
      (International air freight forwarding)                                    21,000            $    727,440
                                                                                            --------------------

INVESTMENT MANAGEMENT (7.0%)
    T. Rowe Price Associates, Inc.
       (No-load mutual fund company)                                            19,000                 717,250
                                                                                           --------------------

SOFTWARE (5.5%)
    Microsoft Corporation
       (Personal computer software)                                             22,000                 563,420
                                                                                           --------------------

INSTRUMENTS & TESTING (4.8%)
   National Instruments Corporation *
      (Supplier of computer based instrumentation products)                     13,000                 491,140
                                                                                           --------------------

TELECOMMUNICATIONS (3.8%)
   Cisco Systems, Inc. *
      (Supplier of computer internetworking systems)                            10,200                 169,218
   Nokia Corporation
      (Manufacturer of wireless handsets)                                       13,000                 213,590
                                                                                           --------------------
                                                                                                       382,808
                                                                                           --------------------
COMPUTER EQUIPMENT (3.2%)
   Hewlett-Packard Company
      (Manufacturer of printers, computers, and supplies)                        9,400                 200,220
   International Business Machines Corporation
      (Global provider of information technology, hardware,
      software, and services)                                                    1,500                 123,750
                                                                                           --------------------
                                                                                                       323,970
                                                                                           --------------------
OIL EXPLORATION AND PRODUCTION (1.8%)
    Royal Dutch Petroleum Company, PLC
      (Oil exploration and production company)                                   4,000                 186,480
                                                                                           --------------------

TOTAL COMMON STOCKS - 99.3%  (COST $7,992,440)                                                      10,122,405
CASH AND OTHER ASSETS, LESS LIABILITIES - 0.7%                                                          68,790
                                                                                           --------------------
NET ASSETS - 100.0%                                                                               $ 10,191,195
                                                                                           ====================


The description provided in parentheses of the investment is unaudited.
   *Non-income producing security
     The accompanying notes are an integral part of this financial statement.



                                PAPP AMERICA-PACIFIC RIM FUND, INC.
                                STATEMENT OF ASSETS AND LIABILITIES
                                           JUNE 30, 2003
                                            (Unaudited)


                                              ASSETS
Investment in securities, at fair value (cost $7,992,440) (Note 1)              $   10,122,405
Cash                                                                                    93,742
Receivable for securities sold                                                         133,594
Dividends and interest receivable                                                        9,157
                                                                           --------------------
         Total assets                                                               10,358,898
                                                                           --------------------


                                            LIABILITIES

Redemptions Payable                                                                    147,624
Accrued expenses                                                                        20,079
                                                                           --------------------
         Total liabilities                                                             167,703
                                                                           --------------------
             Net assets                                                         $   10,191,195
                                                                           ====================


                                      ANALYSIS OF NET ASSETS

Paid-in capital                                                                 $    8,731,400
Accumulated undistributed net realized loss on investments sold                       (670,170)
Net unrealized appreciation on investments                                           2,129,965
                                                                           --------------------
         Net assets applicable to Fund shares outstanding                       $   10,191,195
                                                                           ====================




Fund shares outstanding                                                                752,468
                                                                           ====================



Net Asset Value Per Share                                                       $        13.54
                                                                           ====================
    (Based on 752,468 shares outstanding at June 30, 2003)




    The accompanying notes are an integral part of this financial statement.




                                PAPP AMERICA-PACIFIC RIM FUND, INC.
                                      STATEMENT OF OPERATIONS
                              FOR THE SIX MONTHS ENDED JUNE 30, 2003
                                            (Unaudited)
INVESTMENT INCOME:
   Dividends                                                                           $ 56,353
   Interest                                                                                 446
   Foreign taxes withheld                                                                (1,253)
                                                                           ---------------------
            Total investment income                                                      55,546
                                                                           ---------------------

EXPENSES:
   Management fee (Note 3)                                                               52,221
   Filing fees                                                                           18,185
   Legal fees                                                                             6,757
   Custodial fees                                                                         2,717
   Directors' attendance fees                                                             2,700
   Auditing fees                                                                          1,682
   Printing and postage fees                                                              1,482
   Transfer agent fees (Note 3)                                                             799
   Other fees                                                                               875
                                                                           ---------------------
            Total expenses                                                               87,418

Less fees waived by adviser (Note 3)                                                    (22,142)
                                                                           ---------------------
            Net expenses                                                                 65,276
                                                                           ---------------------

Net investment loss                                                                      (9,730)
                                                                           ---------------------

REALIZED AND UNREALIZED GAIN ON INVESTMENTS:
   Proceeds from sales of securities                                                  1,972,613
   Cost of securities sold                                                            1,956,317
                                                                           ---------------------
            Net realized gain on investments sold                                        16,296

Net change in unrealized appreciation on investments                                    894,589
                                                                           ---------------------

Net realized and unrealized gain on investments                                         910,885
                                                                           ---------------------


INCREASE IN NET ASSETS RESULTING FROM OPERATIONS                                      $ 901,155
                                                                           =====================


    The accompanying notes are an integral part of this financial statement.


                    PAPP AMERICA-PACIFIC RIM FUND, INC.
                    STATEMENTS OF CHANGES IN NET ASSETS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND
                    FOR THE YEAR ENDED DECEMBER 31, 2002
                                (Unaudited)

                                                                                    2003                   2002
                                                                             -------------------    --------------------
FROM OPERATIONS:
   Net investment loss                                                             $     (9,730)           $    (46,984)
   Net realized gain/(loss) on investments sold                                          16,296                (414,637)
   Net change in unrealized appreciation on investments                                 894,589              (2,399,723)
                                                                             -------------------    --------------------

            Increase/(decrease) in net assets resulting
            from operations                                                             901,155              (2,861,344)
                                                                             -------------------    --------------------


FROM DISTRIBUTIONS TO SHAREHOLDERS:
   Net realized gain on investment securities sold - prior year                               -                       -
   Net realized gain on investment securities sold                                            -                       -
                                                                             -------------------    --------------------

            Decrease in net assets resulting from
            distributions to shareholders                                                     -                       -
                                                                             -------------------    --------------------


FROM SHAREHOLDER TRANSACTIONS:
   Proceeds from sale of shares                                                         587,790                 932,487
   Net asset value of shares issued to shareholders in
     reinvestment of net realized gain on investment
     securities sold                                                                          -                       -
   Payments for redemption of shares                                                 (2,405,806)             (1,614,101)
                                                                             -------------------    --------------------

            Decrease in net assets resulting
            from shareholder transactions                                            (1,818,016)               (681,614)
                                                                             -------------------    --------------------


Total decrease in net assets                                                           (916,861)             (3,542,958)

Net assets at beginning of the period                                                11,108,056              14,651,014
                                                                             -------------------    --------------------

Net assets at end of the period                                                    $ 10,191,195            $ 11,108,056
                                                                             ===================    ====================



   The accompanying notes are an integral part of these financial statements.

                       PAPP AMERICA-PACIFIC RIM FUND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2003
                                   (UNAUDITED)

(1)      SIGNIFICANT ACCOUNTING POLICIES:

Papp America-Pacific Rim Fund, Inc. (the Fund) was incorporated on December 18, 1996, and is registered under the Investment Company Act of 1940 as an open-end diversified management investment company. Operations of the Fund commenced on March 14, 1997. The Fund invests with the objective of long-term capital growth in the common stocks of companies that have substantial international activities, particularly in the Pacific Rim nations.

The policies described below are followed by the Fund in the preparation of its financial statements in conformity with accounting principles generally accepted in the United States.

         INVESTMENT IN SECURITIES

For purposes of computing the net asset value of a share of the Fund, securities traded on securities exchanges, or in the over-the-counter market in which transaction prices are reported, are valued at the last sales prices at the time of valuation or, lacking any reported sales on that day, at the most recent bid quotations. Securities for which quotations are not available and any other assets are valued at a fair value as determined in good faith by the Board of Directors.

Investment transactions are accounted for on the trade date (the date the order to buy or sell is executed). Dividend income is recorded on the ex-dividend date and interest is recorded on the accrual basis. Realized gains and losses from investment transactions and unrealized appreciation or depreciation are calculated on the identified cost basis.

         NET ASSET VALUE, ORDERS, AND REDEMPTIONS

The price per share for a purchase order or redemption request is the net asset value next determined after receipt of the order. The Fund's net asset value per share (NAV) is the value of a single share. It is computed by dividing the market value of a Fund's assets, less its liabilities, by the number of shares outstanding, and rounding the result to the nearest full cent. The NAV is determined as of the close of trading on the New York Stock Exchange, currently 4:00 p.m. Eastern Standard time, on any day on which that Exchange is open for trading.

         USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

         FEDERAL INCOME TAXES

The Fund's policy is to comply with the requirements of the Internal Revenue Code which are applicable to regulated investment companies. The Code requires that substantially all of the Fund's taxable income, as well as any net realized gain on sales of investments, are to be distributed to the shareholders. The Fund has complied with this policy and, accordingly, no provision for Federal income taxes is required.

At December 31, 2002, the capital loss carryovers noted below are available to offset future realized capital gains and thereby reduce future capital gains distributions.

                Expiration Date                Amount
             ----------------------       -----------------
             December 31, 2009             $    (271,829)
             December 31, 2010             $    (414,637)
                                          -----------------
             Total capital loss carryover  $    (686,466)
                                          =================

During the year ended December 31, 2002, the Fund's accumulated net investment losses that are not available deductions for tax purposes of $435,681 were reclassified to paid in capital.

 (2)     DIVIDENDS AND DISTRIBUTIONS:

Dividends and capital gain distributions are reinvested in additional shares of the Fund unless the shareholder has requested in writing to be paid by check. Dividends and distributions payable to its shareholders are recorded by the Fund on the ex-dividend date.

There were no significant differences between the book basis and tax basis of distributions for the year ended December 31, 2002.

 (3)     TRANSACTIONS WITH AFFILIATES:

The Fund has an investment advisory and management services agreement with L. Roy Papp & Associates, LLP (the Manager). The Manager receives from the Fund, as compensation for its services, a fee accrued daily and payable monthly at an annual rate of 1% of the Fund's net assets. The Manager will reimburse the Fund to the extent the Fund's regular operating expenses during any of its fiscal years exceed 1.25% of its average daily net asset value in such year. A management fee expense reimbursement of $22,142 and $33,496 was required in 2003 and 2002, respectively. The Fund incurred fees of $799 and $3,221 in 2003 and 2002, respectively, from the Manager for providing shareholder and transfer agent services.

The Fund's independent directors receive $450 for each meeting of the Board of Directors attended on behalf of the Fund. Certain officers and/or directors of the Fund are also partners of the Manager and shareholders in the Fund. The Fund made no payments to its officers or directors, except to independent directors as stated above.

(4)      PURCHASES AND SALES OF SECURITIES:

For the six months ended June 30, 2003, purchase and sale transactions excluding short-term investments, were $236,762 and $1,972,613, respectively.

(5)      CAPITAL SHARE TRANSACTIONS:

At June 30, 2003, there were 5,000,000 shares of $.01 par value capital stock authorized. Transactions in capital shares of the Fund were as follows:

                                         Proceeds                Shares
                                     -------------------    -----------------
  Six months ended June 30, 2003
  Shares issued                            $    587,790               44,337
  Distributions reinvested                            -                    -
  Shares redeemed                            (2,405,806)            (189,099)
                                     -------------------    -----------------
            Net decrease                   $ (1,818,016)            (144,762)
                                     ===================    =================

  Year ended December 31, 2002
  Shares issued                            $     932,487               69,385
  Shares redeemed                            (1,614,101)            (116,799)
                                     -------------------    -----------------
            Net decrease                   $   (681,614)             (47,414)
                                     ===================    =================


(6)      UNREALIZED APPRECIATION:

The U.S. Federal income tax basis of the Fund's investments at June 30, 2003, was $7,992,440, and net unrealized appreciation for U.S. Federal income tax purposes was $2,129,965, with gross unrealized gains on investments in which fair value exceeded cost totaled $2,912,490 and gross unrealized loss on investments in which cost exceeded fair value totaled $782,525.

(7)   SELECTED FINANCIAL HIGHLIGHTS:

The following selected per share data has been calculated using revenues and expenses for the years indicated, divided by the average number of shares outstanding during the years. The ratios are calculated using the revenues and expenses for the years, divided by the average of the daily net assets of the Fund.




                                    Six Months
                                      Ended                                   Years ended December 31,
                                   June 30, 2003        2002             2001           2000              1999            1998
                                  ---------------  ---------------  -------------- ---------------  ---------------  ---------------
Net asset value, beginning
   of year                          $      12.38     $    15.51      $     18.07      $    19.44       $    15.57       $    12.10
Income from operations:
     Net investment loss                       -           (0.08)          (0.08)          (0.09)           (0.12)           (0.06)

     Net realized and unrealized
      gain/(loss) on investments            1.16           (3.05)          (2.44)            0.53             3.99             3.53
                                  ---------------  ---------------  -------------- ---------------  ---------------  ---------------
        Total from operations               1.16           (3.13)          (2.52)            0.44             3.87             3.47

Less dstributions from:
      Net realized gains                       -                -          (0.04)          (1.81)                -                -
                                  ---------------  ---------------  -------------- ---------------  ---------------  ---------------
         Total distributions                   -                -          (0.04)          (1.81)                -                -

Net asset value, end of period      $      13.54     $      12.38    $     15.51     $     18.07      $      19.44     $      15.57
                                  ===============  ===============  ============== ===============  ===============  ===============

        Total return                       9.37%          -20.18%         -13.94%           0.90%           24.86%           28.68%
                                  ===============  ===============  ============== ===============  ===============  ===============

Ratios/Supplemental Data:
   Net assets, end of period        $ 10,191,195     $ 11,108,056    $ 14,651,014    $ 17,636,602     $ 16,478,700     $ 14,705,830
   Expenses to average
     net assets (A)                       1.25%*            1.25%           1.25%           1.25%            1.25%            1.25%
   Investment income to
     average net assets (B)               1.05%*            0.88%           0.77%           0.63%            0.58%            0.79%
   Portfolio turnover rate                2.28%*            7.57%           7.25%          28.33%           17.52%           13.73%




* Annualized
(A) If the Fund had paid all of its expenses and there had been no reimbursement by the investment adviser, this ratio would have been 1.66%, 1.52%, 1.40%, 1.32%, 1.39%, and 1.41% for the period ended June 30, 2003 and for the years ended December 31,2002, 2001, 2000, 1999, and 1998, respectively.
(B) Computed giving effect to investment adviser's expense limitation undertaking.

                       PAPP AMERICA-PACIFIC RIM FUND, INC.

                                      DIRECTORS

           James K. Ballinger                          Carolyn P. O'Malley
           Amy S. Clague                               Harry A. Papp
           Julie A. Hein                               L. Roy Papp
           Robert L. Mueller                           Rosellen C. Papp

                                      OFFICERS

           Chairman - L. Roy Papp                      President - Harry A. Papp

                                   VICE PRESIDENTS

           Russell A. Biehl                            Julie A. Hein
           Victoria S. Cavallero                       Robert L. Mueller
           Jane E. Couperus                            Rosellen C. Papp
           Jeffrey N. Edwards                          John L. Stull
           T. Kent Hardaway

                          SECRETARY - Robert L. Mueller
                          TREASURER - Rosellen C. Papp
                       ASSISTANT TREASURER - Julie A. Hein

                               INVESTMENT ADVISER
                            L. Roy Papp & Associates
                        6225 North 24th Street, Suite 150
                             Phoenix, Arizona 85016
                            Telephone: (602) 956-1115
                           E-mail: invest@roypapp.com
                           Web: http://www.roypapp.com

                                    CUSTODIAN
                                  Compass Bank
                          7335 E. Doubletree Ranch Road
                            Scottsdale, Arizona 85258

                     SHAREHOLDER SERVICES AND TRANSFER AGENT
                            L. Roy Papp & Associates
                        6225 North 24th Street, Suite 150
                             Phoenix, Arizona 85016
                            Telephone: (602) 956-1115
                                 (800) 421-4004

                         INDEPENDENT PUBLIC ACCOUNTANTS
                             Deloitte & Touche, LLP
                       2901 N. Central Avenue, Suite 1200
                             Phoenix, Arizona 85012

                                  LEGAL COUNSEL
                             Bell, Boyd & Lloyd LLC
                             70 West Madison Street
                             Chicago, Illinois 60602

This report is submitted for the general information of the shareholders of the Fund. The report is not authorized for distribution to prospective investors in the Fund unless it is accompanied or preceded by a currently effective prospectus of the Fund. No sales charge to the shareholder or to the new investor is made in offering the shares of the Fund.